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                                                                    EXHIBIT 10.1
                                                                    ------------

                      VIDEO-ON-DEMAND PURCHASE AGREEMENT

This Video-On-Demand Purchase Agreement ("this Agreement") is made this 1st day of December, 2000, by and between SeaChange International, Inc., 124 Acton Street, Maynard, Massachusetts 01754 ("SeaChange"), and Comcast Cable Communications of Pennsylvania, Inc., 1500 Market Street, Philadelphia, PA 19102 ("Comcast") setting forth the terms and conditions governing the sale and licensing from time to time by SeaChange to Comcast of SeaChange's video-on-demand equipment (the "Equipment") and software (the "Software") and related documentation and services. The Equipment and Software are collectively referred to as "Product" or the "Products".

1.   ORDERING PROCESS AND PROCEDURE

     All purchases by Comcast hereunder shall be pursuant to a purchase order issued by Comcast and accepted by SeaChange ("Order"). SeaChange shall accept an Order by written acknowledgment or by commencement of performance. Comcast may issue Orders in writing, by facsimile, or, if available, by means of Electronic Data Interchange (EDI). All Orders shall be subject to the terms this Agreement, whether or not this Agreement is referenced in such Order. No other terms shall apply to an Order, unless agreed upon by both parties in writing.

2.   PRICES

2.1 The list prices and license fees applicable to the Products shall be SeaChange's then current prices and fees, including SeaChange's then standard discounts and allowances, set forth in SeaChange's published Price List in effect on the date of order. A copy of SeaChange's Price List in effect on the date of this Agreement is set forth in Attachment A. All prices and license fees are for delivery FOB Maynard, Massachusetts and are net of all taxes, duties and other governmental charges. All transportation, rigging and draying charges shall be paid by Comcast.
     There shall be added to the prices and license fees all taxes, and other governmental charges, however designated, levied or based on the sale or license of the Products or their use, including, without limitation, state and local privilege or excise taxes based on gross revenue and import or export duties, and any taxes or amounts in lieu thereof paid or payable by SeaChange in respect of the foregoing, exclusive, however, of taxes based on SeaChange's income. Any personal property taxes assessable on the Products after delivery to the carrier shall be borne by Comcast. Freight charges for shipments outside the continental United States shall be on a prepaid or collect basis only.

2.2 Service prices for integration of Comcast-owned equipment will be quoted on a case-by-case basis and will assume that such equipment meets SeaChange's specifications and that it is available and ready to install at time of system integration. Service charges for labor required to integrate or repair Comcast-
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     owned equipment or to dismantle and make such equipment ready for integration will be billed separately plus expenses.

2.3 In addition to SeaChange's standard discounts applicable to the Products, all Product prices and fees (other than fees for services of any kind) shall be subject to the additional discounts set forth in Attachment A during the term of this Agreement, including any renewals thereof.

2.4 Notwithstanding anything herein to the contrary, the prices and fees for Products hereunder shall be no greater than those offered to other SeaChange commercial customers under substantially similar terms and conditions for substantially similar volume purchases at the time of purchase, pursuant to the terms more fully set forth in Section 18 below.

3.   PAYMENT TERMS

3.1 Payment for all Products and services ordered shall be made in United States Dollars in two installments as follows:

     (a)  50% with Comcast's Order;

     (b) 50% within thirty (30) days after the date of delivery as evidenced by SeaChange's notice of delivery and invoice.

3.2 All payments are to be paid to SeaChange at the address set forth in SeaChange's invoice.

4.   TITLE AND RISK OF LOSS

     Title to the Equipment shall pass to Comcast upon delivery at the FOB point. Title to Software shall not pass to Comcast at any time, but shall remain with SeaChange or its licensor. The Products will be packaged in accordance with standard commercial practices for domestic shipment and will be shipped by means deemed most appropriate by SeaChange unless shipping instructions are otherwise specified in writing by Comcast. Comcast shall be responsible for all risk of loss or damage or destruction to the Products from and after delivery of the Products by SeaChange to the carrier at the FOB point.

5.   SECURITY INTEREST

     SeaChange reserves a purchase money security interest in all of the Products until the price and license fees shall have been paid in full. Comcast agrees to execute any documents requested by SeaChange to protect SeaChange's security interest.

6.   INSTALLATION

     SeaChange shall install the Products in accordance with its standard installation and testing procedures, which are set forth in Attachment B, and shall notify
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     Comcast of the successful completion of installation. Comcast shall provide a suitable installation environment with all necessary facilities, as specified by SeaChange, on or before the scheduled date of delivery of the Products and shall furnish all labor required for unpacking and placing the Products in the desired location in accordance with SeaChange's standard procedures. SeaChange shall be given reasonable access to the Products upon arrival of the Products at Comcast's installation site for the purpose of installation and testing of the Products. The "Installation Date" shall be the (a) date SeaChange furnishes Comcast with its certificate of successful completion of installation and testing procedures, or (b) if Comcast has not provided SeaChange with a suitable installation environment or installation support as required herein which results in a delay in commencement of installation, on the thirtieth (30/th/) day following delivery of the Products.

7.   DOCUMENTATION

     Two (2) sets of manuals for each Product will be provided by SeaChange on or before the Installation Date at no cost to Comcast. Additional copies of such manuals are available from SeaChange at prevailing prices.

8.   MAINTENANCE SERVICE

     SeaChange shall provide to Comcast maintenance service and technical support on all Products through December 31, 2002 in accordance with the terms set forth in Attachments A and C. Thereafter, pursuant to its standard maintenance agreement, a form of which is attached hereto as Attachment C, SeaChange will offer Comcast maintenance service for the Products at SeaChange's then current prices and fees in accordance with its then current published Price List.

9.   LICENSE OF SOFTWARE

9.1 The Software provided hereunder is furnished to Comcast under a nontransferable, nonexclusive license for use solely on the Equipment on which first installed for the sole purpose of operating the Equipment. In the event SeaChange furnishes to Comcast media containing additional software programs or routines not specified as Software licensed hereunder, Comcast shall make no attempt to copy or otherwise use or disclose any such additional software program or routines for any purpose.

9.2 Comcast shall NOT remove any copyright, trademark, proprietary rights, legal or warning notice included on or embedded in any part of the Software.

9.3 Comcast will not sell, license, sublicense, rent, lease or otherwise transfer or assign the Software, whether by operation of law or otherwise, without the written permission of SeaChange, except that Comcast may transfer the Software to an affiliate of Comcast provided that the Equipment on which such Software is used is also transferred to such affiliate and such affiliate agrees in writing to be bound by the Software license terms set forth in this Agreement.
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9.4  No reproduction rights in or to the Software or related documentation are granted hereunder to Comcast. Comcast agrees that it will not, except for archival purposes, copy, reproduce, duplicate by any means, or translate into a machine language the Software or any portion thereof without the prior written approval of SeaChange. Further, Comcast shall not, nor shall Comcast permit any other person to, compile, decompile, or reverse engineer the Software (except and only to the extent that such activity is expressly permitted by applicable law notwithstanding this limitation), or otherwise permit the unauthorized use of the Software, and any attempt to do so shall be a material breach of this Agreement.

9.5 The license granted hereunder to the Software shall be effective from the date of delivery of the Software and shall remain in force until terminated as provided herein. SeaChange reserves the right to terminate any license of the Software upon written notice in the event that Comcast shall fail to pay any portion of the purchase price or license fee for the Products when due, or Comcast shall make any improper use, transfer, duplication or disclosure of the Software or in any other way breach this Agreement, provided that Comcast shall have thirty (30) days from the date of such notice to cure such breach. If the breach is not cured within the applicable cure period, the applicable license shall terminate immediately and Comcast shall immediately return the applicable Software, documentation and any copies thereof to SeaChange. The opportunity to cure, however, shall not affect SeaChange's right to obtain injunctive relief immediately.

10.  WARRANTY

10.1 SeaChange warrants that the Equipment shall be fully functional and free from defects in material and workmanship, and shall materially conform to the functional specifications set forth in Attachment D, for a period of two (2) years from the Installation Date. The foregoing warranty shall not apply unless the Products are operated in strict conformance with SeaChange's manuals furnished with the Products. Written notice of any claimed defect must be given within thirty (30) days after such defect is first discovered. SeaChange's obligation under this warranty is limited, at its option, to the repair or replacement of the Equipment, components, or parts thereof which prove to be other than as warranted above. Such repair or replacement will be made at SeaChange's designated plant or repair facility, and shall be at SeaChange's expense; however, transportation or inspection charges covering any Equipment, component or part returned that proves not to be defective in accordance with the terms of this warranty shall be paid by Comcast. No Equipment is to be returned to SeaChange without first receiving instructions regarding return procedures. This warranty does not extend to any labor charges for physical removal and/or replacement of defective Equipment or components or parts thereof.

10.2 SeaChange warrants that the Software furnished hereunder will perform in material conformance with its published specifications for a period of two
     (2) years from the Installation Date. In the event of any failure to so perform,
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     SeaChange will use all reasonable commercial efforts to repair or circumvent the defect, which shall be Comcast's sole remedy. It is understood that SeaChange does not warrant that the Software will be error-free.

10.3 Notwithstanding anything herein to the contrary, Products that are not manufactured or developed by SeaChange, but are supplied or sublicensed by SeaChange, and which are wholly or partially integrated into a system are warranted only to the extent, and subject to the terms, of the original warranty given by the manufacturer to SeaChange. Comcast must give prompt written notice to SeaChange of any defect or failure of such Products and provide satisfactory proof thereof.

10.4 The warranties set forth herein shall not apply to Products requiring adjustments, correction, repair, or replacement, or increase in service time, caused by:

     (a) electrical work external to the Products(discuss with Comcast & SeaChange), or the attachment or use of accessories or other devices, including networking devices, not furnished, approved or recommended by SeaChange; or failure to properly maintain the same;

     (b)  accident, transportation, neglect or misuse;

     (c) alterations, including, but not limited to, any deviation from circuit or network designs or structural equipment recommended by SeaChange, installation or removal of Product features not recommended by SeaChange, and all other modifications not recommended by SeaChange, whenever any of the foregoing is performed by any person other than those authorized by SeaChange;

     (d) failure to provide and maintain a suitable installation environment with all facilities specified by SeaChange (including, but not limited to, failure of, or failure to provide, adequate electrical power, air-conditioning, humidity control) or from use of supplies or materials not meeting SeaChange's specifications;

     (e) repair or replacement of consumable supplies or parts which have reached the end of their useful life; or

     (f)  the use of a Product for other than the purposes for which designed.

10.5 SEACHANGE MAKES NO REPRESENTATION OR WARRANTY OTHER THAN THOSE SET FORTH IN THIS AGREEMENT. THE WARRANTY STATED HEREIN IS EXPRESSLY IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, ANY EXPRESS OR IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.
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11.  Infringement Indemnity

     SeaChange shall, at its expense, defend, indemnify and hold harmless Comcast from and against any claim of infringement of any United States patents or copyrights by any Products manufactured or developed by SeaChange, provided that (i) SeaChange is promptly informed in writing of such claim and furnished a copy of each communication, notice or other action relating to the alleged infringement, (ii) SeaChange shall have control over the defense and negotiations for a settlement or compromise,
     (iii) SeaChange is given all reasonable authority, information and assistance from Comcast (at SeaChange's expense) necessary to defend or settle such suit or proceeding, and (iv) Comcast incurs no obligation or liability without the prior written consent of SeaChange. The foregoing obligation of SeaChange does not apply to Products or portions or components thereof (a) which are modified by persons or entities other than SeaChange (or persons or entities employed or contracted by SeaChange) if the alleged infringement relates to such modification unless such modification was recommended or approved by SeaChange or (b) combined with other products, processes or materials not supplied or recommended by SeaChange where the alleged infringement relates to such combination. If any claim that SeaChange is obligated to defend has occurred or, in SeaChange's opinion, is likely to occur, SeaChange may, at its option, either (i) procure for Comcast the right to continue to use the applicable Product, (ii) replace or modify the Product so it becomes non-infringing, or (iii) refund the undepreciated portion of the price paid by Comcast for such Product, assuming a 60-month straight-line depreciation schedule.
     This Section states the entire liability of SeaChange with respect to infringement of any copyrights, patents, or other intellectual property rights by the Products.

12.  LIMITATION OF LIABILITY

     Except with respect to SeaChange's obligations under Section 11 above, and except for personal injury or tangible property damage caused by the gross negligence or willful misconduct of SeaChange in the performance of services hereunder, SeaChange's liability in contract, tort or otherwise arising out of or in connection with the sale, license or use of the Product, shall not exceed the purchase price or license fee paid by Comcast with respect to the Product that is the subject of the claim. IN NO EVENT SHALL SEACHANGE OR ITS DEVELOPERS, DIRECTORS, OFFICERS, EMPLOYEES OR AFFILIATES BE LIABLE FOR SPECIAL, INDIRECT, EXEMPLARY, INCIDENTAL, MULTIPLE, CONSEQUENTIAL, OR TORT DAMAGES (INCLUDING ANY DAMAGES RESULTING FROM LOSS OF USE, LOSS OF DATA, LOSS OF PROFITS, LOSS OF SAVINGS, LOSS OF BUSINESS OR OTHER ECONOMIC LOSS) ARISING OUT OF OR IN CONNECTION WITH THE PERFORMANCE OF THE PRODUCT, CUSTOMER'S INABILITY TO USE THE PRODUCT OR SEACHANGE'S PERFORMANCE OF SERVICES, EVEN
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     IF SEACHANGE HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

13.  CONFIDENTIALITY

13.1 It is anticipated that the parties may be required to exchange certain confidential information ("Information") to the other in the course of performing this Agreement. From the date of disclosure, and until two (2) years following such date, the recipient of Information ("Recipient") shall maintain the Information in confidence and limit its use to the performance of this Agreement, using at least the same degree of care as it employs to protect its own confidential information of a similar nature, but not less than a reasonable standard of care, provided the Information is identified in writing as confidential at the time of disclosure, or if orally disclosed is identified as confidential at the time of disclosure and confirmed in writing within 20 days after the oral disclosure. Recipient shall have no obligation hereunder with respect to any Information that is:

     (a) generally known to the public at the time of disclosure, or becomes known to the public without breach of this Agreement; or

     (b) known to the Recipient prior to the disclosure, or is independently developed by the Recipient without reference to or use of any other portion of the Information; or

     (c) obtained by the Recipient in good faith from a third party not under obligation of secrecy to the disclosing party (hereafter called "Discloser");

     (d) the subject of a court or government agency order to disclose, provided the Recipient gives prompt notice to the Discloser to allow the Discloser to contest such order.

     The Recipient shall have the burden of proving that any of the above exceptions apply by means of documentary evidence available at the time Recipient claims the exception first became applicable.

13.2 Title to all tangible forms of the Information, and all copies thereof, shall be and remain with Discloser. Recipient shall not copy or otherwise reproduce, in whole or in part, any Information without the prior written authorization of Discloser, except as may be reasonably necessary to fulfill the purpose of this Agreement. Recipient shall not disclose any Information to any third party other than employees and contractors having a need to know to support performance of this Agreement and who are subject to written confidentiality agreements whose terms are substantially similar to this Section. Recipient shall promptly return or destroy all tangible forms of the Information, and copies thereof, upon Discloser's request or termination of this Agreement.

13.3 It is understood, however, that SeaChange has performed substantial development relating to the design and manufacture of digital video and other products, and that SeaChange has relationships with other companies which may be competitors
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     of Comcast. It is further understood that Comcast has relationships with other companies that may be competitors of SeaChange. Neither this Agreement, nor receipt of Information hereunder, shall limit either party's independent development, manufacture, or marketing of products or systems involving technology or ideas similar to those disclosed, nor will this Agreement or receipt of Information hereunder prevent either party from undertaking similar efforts or discussions with third parties, including competitors of the other party.

14.  TERM AND TERMINATION

14.1 This Agreement will become effective as of the date first above written and will continue for an initial term of four (4) years. This Agreement may be renewed by Comcast for an additional two (2) year period with written notice to SeaChange at least ninety (90) days prior to the expiration of the initial term. If Comcast renews this Agreement pursuant to the previous sentence, this Agreement shall be automatically renewed thereafter for successive one (1) year periods until terminated at the end of the then current renewal period by either party with at least ninety
     (90) days prior written notice.

14.2 Either party shall be in default of this Agreement if such party:

     (a) substantially fails to perform any material provision of this Agreement;

     (b) assigns this Agreement, or any obligation or right under this Agreement to a third party that is not an affiliate of such party; or

     (c) becomes insolvent or makes an assignment for the benefit of creditors, or a receiver or similar officer is appointed to take charge of all or part of that party's assets.

     In the event of a default, the non-defaulting party may terminate the Agreement and any outstanding Orders if the other party has failed to cure such default within thirty (30) calendar days after its receipt of a notice of default and intent to terminate. Notwithstanding the previous sentence (except with respect to non-payment), if a cure is not possible within such thirty (30) days, and if the defaulting party diligently pursues a cure of such default during such thirty (30) day period and thereafter, then the cure period shall extend up to a total of sixty (60) calendar days.

14.3 Termination or expiration of this Agreement shall not relieve either party of any of its then-accrued obligations, including without limitation payment obligations for delivered Products or for any then applicable cancellation charges pursuant to this Agreement.

14.4 Notwithstanding any other provision of this Agreement, in the event that SeaChange and Comcast SC Investment, Inc. (the "Investor"), an affiliate of Comcast, terminate that certain Common Stock and Warrant Purchase Agreement of even date herewith prior to the consummation of the investment by the Investor in SeaChange as described therein, either SeaChange or Comcast may terminate
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     this Agreement upon fifteen (15) days prior written notice to the other party within ten (10) days of the date on which such Common Stock and Warrant Purchase Agreement is terminated, whereupon this Agreement shall become null and void and of no further force or effect and neither party shall have any further obligations to the other hereunder.

15.  CANCELLATION OF AN ORDER AND RETURN OF PRODUCTS

15.1 Comcast may not cancel any Order within thirty (30) days of the scheduled delivery date. To the extent that SeaChange can not use the products to fulfill another Order from Comcast or another third party within a reasonable time frame, cancellation of any Order by Comcast, other than as provided in Section 14.2 above, shall obligate Comcast to pay all expenses incurred in commitments made by SeaChange and all unrecoverable costs incurred by SeaChange. In the event of any such cancellation, SeaChange shall use reasonable commercial efforts to mitigate such costs and expenses.

15.2 Acceptance of goods for return shall be made only with prior written authorization by SeaChange and in accordance with SeaChange's standard policy relevant to restocking charges.

16.  CHANGES

     SeaChange reserves the right, at its option, to modify or change the Equipment in whole or in part, at any time prior to delivery thereof in order to include electrical or mechanical improvements deemed appropriate without incurring any liability to modify or change the Equipment previously delivered.

17.  INSURANCE

     SeaChange will provide the following insurance coverage at its own expense throughout the term of this Agreement:

     (a) Workers' compensation insurance, as required by law, and employer's liability insurance with at least a $100,000.00 limit.

     (b) Personal injury, bodily injury, and property damage liability insurance, including automobile coverage, with personal injury and bodily injury of not less than $1,000,000.00 combined single limit, and property damage of at least $500,000.00 for any one occurrence.

     SeaChange will also furnish upon request a certificate of insurance to Comcast for the required coverage's, which certificate shall name Comcast as an additional insured.
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18.  MOST FAVORED CUSTOMER PROVISION

18.1 Most Favored Customer Provision.  Notwithstanding any other provision in
     -------------------------------
     any other agreement entered into between SeaChange or any of its affiliates and Comcast or any of its affiliates, Comcast and each of its affiliates are hereby accorded the right to receive "most favored customer" terms and conditions from SeaChange and any of its affiliates, meaning that each of Comcast and its affiliates shall be entitled to such terms and conditions, including, but not limited to, price and any and all kinds of incentives (including any equity incentives awarded), with respect to the purchase of SeaChange's or any of its affiliates' Products and services hereunder, that are no less favorable than each of those terms and conditions offered by SeaChange or any of its affiliates to any other party, individually or collectively, at any time and from time to time, without regard to the size (through volume discounts or otherwise) or identity of such other parties or their ownership interests in SeaChange or any of its affiliates; provided that such "most favored customer" terms and conditions shall not apply to any existing customer agreements that were disclosed to Comcast prior to the date first above written in a written document referring specifically to this Section 18. Without limiting the generality of the foregoing, in the event that SeaChange enters into any agreement with any other party, which agreement contains a "most favored customer" provision that is superior to the provisions of this Section 18, Comcast and each of its affiliates shall be entitled to the benefit of such superior "most favored customer" provision. The "most favored customer" status afforded Comcast and its affiliates hereunder shall apply by comparison of complete offerings of Products and services offered Comcast and its affiliates on the one hand and a third party on the other, such that the overall contractual relationship between Comcast or any of its affiliates and SeaChange or any of its affiliates shall be on no less favorable terms than SeaChange's or its affiliates' contractual relationship with such third party, taken in its entirety. Comcast acknowledges that a third party may have more favorable terms with regard to a specific line item, and such shall not in and of itself constitute a violation or breach of this Section 18.

18.2 Audit Right.  Comcast may, upon reasonable notice to SeaChange, instruct
     -----------
     an external independent auditor to audit the relevant books and records of SeaChange to ensure compliance with Section 18.1. In the event that SeaChange is found to be in violation of Section 18.1, SeaChange agrees to
     (i) pay the reasonable expenses of the independent auditor, (ii) refund or credit overpaid amounts to Comcast or its Affiliates, as the case may be, against future license fees (at the election of Comcast or the Affiliate) and (iii) to the extent possible, give retroactive and prospective effect to non-economic terms and conditions as required by Section 18.1.
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19.  HARDWARE AND SOFTWARE INTEGRATION

     SeaChange shall provide to Comcast, at no additional charge, from the signing of this Agreement until December 31, 2002, all reasonable hardware and software integration services required to provide a fully functional SeaChange VOD system, as described in Attachment D, to Comcast including, but not limited to, the following integration:

  . Motorola headend controller and set top platform including DAC controller and DCT 2000 and DCT 5000 class set tops.

  . Scientific Atlanta headend controller and set top platform including DNCS controller and Explorer 2000 and Explorer 6000 class set tops.

  .  PACE Genesis class set top.

  .  Integrated QAM modulation equipment internal to the SeaChange Product.

  .  Integrated Up-Conversion equipment internal to the Seachange Product.

  .  Comcast VOD Navigator and User Interface.

  .  Comcast Interactive Programming Guide.

  . Set top operating system software or Comcast chosen middleware software, including VRTX, Power TV, Liberate Technologies, Microsoft and WorldGate.

  .  Comcast billing system, including Cable Data and Convergys.

  . Content encoding, encryption, distribution (digital linear tape and satellite), loading, tracking and auditing including requirements by content providers In Demand, Intertainer, TVN or an industry standard.

20.  APPLICATION INTEGRATION

     SeaChange shall make available to Comcast an application integration laboratory for Comcast and SeaChange to jointly develop new products such as User Interface design, interactive advertising with streaming media, Internet Protocol media storage and streaming, time shifted programming and personal video recording/streaming to a television through a set top box.

21.  DEPLOYMENT COMMITMENT

21.1 Comcast shall commit to deploy SeaChange Equipment on two-way capable digital headends that serve 1 million basic subscribers by December 31, 2002 (the "Deployment Commitment"), subject to SeaChange's obligation to fulfill the conditions precedent set forth in Section 21.2. Should SeaChange fail to fulfill the conditions set forth in Section 21.2 by December 31, 2000, then the terms of the
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     Deployment Commitment and related provisions of this Agreement shall shift out in time, from December 31, 2002, proportionally to the time differential between December 31,2000 and the date that SeaChange fulfills the conditions set forth in Section 21.2.

21.2 The Deployment Commitment shall not activate until SeaChange has provided to Comcast a fully functional VOD Product, as described in Attachment D, and met the following conditions precedent:

     (a) SeaChange VOD Product is integrated, with respect to all material functions, with the Motorola headend DAC controller and DCT 2000 set top platform.

     (b) SeaChange VOD Product is integrated, with respect to all material functions, with the Scientific Atlanta headend DNCS controller and Explorer 2000 set top platform.

     (c) SeaChange VOD Product has internal integrated QAM modulation equipment or an option for Comcast to accept an external High Density Integrated QAM/Up-Conversion solution at no additional cost to Comcast.

     (d) SeaChange VOD Product is integrated, with respect to all material functions, with the Power TV set top operating system software for the Scientific Atlanta Explorer 2000 set top platform, WorldGate Communications middleware software for the Motorola DCT 2000 set top platform, and Liberate Technologies middleware software for the Motorola DCT 2000 set top platform.

     (e) SeaChange VOD Product is integrated, with respect to all material functions, with the Cable Data Comcast billing system.

22.  WARRANT ISSUANCE

22.1 On the terms set forth in this Section 22, and without any additional consideration therefor, SeaChange shall issue to Comcast Cable SC Investment, Inc. (the "Holder"), an affiliate of Comcast, warrants (each, an "Incentive Warrant," and collectively, the "Incentive Warrants") to purchase shares of SeaChange's common stock, par value $0.01 per share (the "Common Stock"), at a per share exercise price equal to the average of the Current Market Prices (as defined below) of the Common Stock for the fifteen consecutive Trading Days (as defined below) ending on the Determination Date (as defined below) with respect to which such Incentive Warrant is issued, or, if such Determination Date is not a Trading Day, then ending on the last Trading Day immediately prior to such Determination Date. Each Incentive Warrant shall be exercisable by the Holder for a period of five years from the date of issuance, and shall have such other rights, preferences, privileges and restrictions as are set forth in the form of Incentive Warrant attached hereto as Attachment E. The shares of Common

     Stock purchasable upon exercise of each Incentive Warrant (the "Warrant Shares") shall have those registration rights set forth in that certain Registration Rights Agreement dated as of the date hereof among SeaChange, Comcast SC Investment, Inc. and the Holder, substantially in the form attached hereto as Attachment F.

22.2 Prior to the end of the calendar month immediately following each Determination Date, Comcast shall provide to SeaChange a certification signed by an officer of Comcast on behalf of Comcast of the number of Committed Subscribers (as defined below) as of such Determination Date and the applicable Warrant Number (as defined below) for the Incentive Warrant to be issued by SeaChange in respect thereof, if any. Promptly upon receipt of such certification, but in no event more than five Business Days (as defined below) thereafter, SeaChange shall issue to the Holder an Incentive Warrant to purchase a number of Warrant Shares equal to such Warrant Number.

22.3 The Warrant Factors (as defined below) shall be subject to adjustment from time to time as described in this Section 22.3.

     (a) In case SeaChange shall pay or make a dividend or other distribution on the Common Stock of SeaChange in Common Stock or any other security convertible into or exchangeable for shares of Common Stock (other than any rights, options or warrants described in subsection (b) of this Section 22.3), the Warrant Factors shall each be adjusted by multiplying such Warrant Factor by a fraction of which (i) the numerator shall be the sum of (A) the number of shares of Common Stock outstanding at the close of business on the date fixed for the determination of stockholders entitled to receive such dividend or other distribution and (B) the total number of shares of Common Stock constituting such dividend or distribution (or, in the case of a dividend or distribution of securities convertible into or exchangeable for shares of Common Stock, the total number of shares of Common Stock underlying such securities), and (ii) the denominator shall be such number of shares referred to in clause (i)(A) above, such adjustment to become effective immediately prior to the opening of business on the next Business Day following the date fixed for such determination. For the purposes of this subsection (a), the number of shares of Common Stock at any time outstanding shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

     (b) In case SeaChange shall hereafter issue rights, options or warrants to all holders of its Common Stock entitling them to subscribe for or purchase shares of Common Stock or any other security convertible into or exchangeable for shares of Common Stock at a price per share less than the Current Market Price of the Common Stock on the date fixed for the determination of stockholders entitled to receive such rights, options or warrants (other than pursuant to a dividend reinvestment plan), (i) the

          Warrant Factors shall each be adjusted by multiplying such Warrant Factor by a fraction of which (A) the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock so offered for subscription or purchase (or such number of shares of Common Stock underlying any convertible securities so offered for subscription or purchase), and (B) the denominator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock that the aggregate of the offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such Current Market Price, such reduction to become effective immediately prior to the opening of business on the next Business Day following the date fixed for such determination (for the purposes of this subsection (b), the number of shares of Common Stock at any time outstanding shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock), and (ii) if any such rights, options or warrants expire or terminate without having been exercised or are exercised for a consideration different from that utilized in the computation of any adjustment or adjustments on account of such rights, options or warrants, the Warrant Factors shall be readjusted such that each Warrant Factor would be the same as would have resulted had such adjustment been made without regard to the issuance of such expired or terminated rights, options or warrants or based upon the actual consideration received upon exercise thereof, as the case may be, which readjustment shall become effective upon such expiration, termination or exercise, as applicable; provided, however, that all readjustments in the Warrant Factors based upon any expiration, termination or exercise for a different consideration of any such right, option or warrant, in the aggregate, shall not cause the Warrant Factors to be less than the Warrant Factors immediately prior to the time such rights, options or warrants were initially issued (without regard to any other adjustments of such number under this subsection (b) that may have been made since the date of the issuance of such rights, options or warrants).

     (c) In case the outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Warrant Factors shall each be proportionately increased, such increase to become effective immediately prior to the opening of business on the next Business Day following the day upon which such subdivision occurs, and, conversely, in case the outstanding shares of Common Stock shall each be combined into a smaller number of shares of Common Stock, the Warrant Factors shall each be proportionately decreased, such reduction to become effective immediately prior to the opening of business on the next Business Day following the day upon which such combination occurs.

     (d) In case SeaChange shall, by dividend or otherwise, distribute to all holders of its Common Stock evidences of its indebtedness or assets (including securities, but excluding any rights, options or warrants referred to in subsection (b) of this Section 22.3, any dividend or distribution paid exclusively in cash and any dividend referred to in subsection (a) of this Section 22.3), the Warrant Factors shall each be adjusted by multiplying such Warrant Factor by a fraction of which
          (i) the numerator shall be the Current Market Price at the close of business on the date fixed for such determination and (ii) the denominator shall be such Current Market Price less the then fair market value of the portion of the assets or evidences of indebtedness so distributed applicable to one share of Common Stock, such adjustment to become effective immediately prior to the opening of business on the next Business Day following the date fixed for the determination of stockholders entitled to receive such distribution.

     (e) In case of any reclassification, recapitalization or other change in the outstanding securities of any class issuable upon exercise of the Incentive Warrants thereafter issuable hereunder (including any such reclassification, recapitalization or other change upon a consolidation or merger in which SeaChange is the continuing corporation, but not including any transactions for which an adjustment is provided in subsection (c), (d) or (f) of this Section 22.3), the provisions of this Section 22 shall be immediately and automatically amended, without any further action on the part of SeaChange, Comcast or the Holder, to the extent necessary to provide that any Incentive Warrant issued thereafter shall entitle the Holder to exercise such Incentive Warrant into the kind and amount (if any) of securities, cash and other property receivable upon such reclassification, recapitalization or other change by a holder of the number of shares of Common Stock that would have otherwise been issuable upon exercise of such Incentive Warrant had it been issued and exercised immediately prior to such reclassification, recapitalization or other change, subject to any further adjustment as provided herein, at an exercise price equal to the fair market value of such securities, cash and other property on the date such Incentive Warrant is actually issued (calculated as described in Section 22.1 above). The above provisions of this subsection (e) shall similarly apply to successive reclassifications, recapitalizations and other changes in the outstanding securities of the class issuable upon exercise of the Incentive Warrants thereafter issuable hereunder.

     (f) In case of any consolidation of SeaChange with, or merger of SeaChange into, any other person, any merger of another person into SeaChange (other than a merger that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of the Common Stock) or any sale or transfer of all or substantially all of the assets of SeaChange, in each case in which this Agreement remains in full force and effect, the provisions of this Section 22.3 shall be immediately and automatically amended, without any further action on the part of SeaChange, Comcast or the Holder, to the extent necessary to provide that any Incentive Warrant issued thereafter shall entitle the Holder to exercise such Incentive Warrant into the kind and amount (if any) of securities, cash and other property receivable upon such consolidation, merger, sale of transfer by a holder of the number of shares of Common Stock that would have otherwise been issuable upon exercise of such Incentive Warrant had it been issued and exercised immediately prior to such consolidation, merger, sale or transfer, subject to any further adjustment as provided herein, at an exercise price equal to the fair market value of such securities, cash and other property on the date such Incentive Warrant is actually issued (calculated as described in Section 22.1 above). If the holders of the Common Stock may elect from choices the kind or amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer, then for the purpose of this Section 22.3 the kind and amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer shall be deemed to be the choice specified by the Holder, which specification shall be made by the Holder by the later of (i) ten Business Days after the Holder is provided with a final version of all information required by law or regulation to be furnished to holders of Common Stock concerning such choice, or, if no such information is required, ten Business Days after the Holder is provided with a final version of all information that was otherwise furnished to the holders of Common Stock concerning such choice, and (ii) the last time at which holders of Common Stock are permitted to make their specification known to SeaChange. If the Holder fails to make any specification, the Holder's choice shall be deemed to be whatever choice is made by a plurality of holders of Common Stock not affiliated with SeaChange or the other person to the merger or consolidation. The above provisions of this subsection (f) shall similarly apply to successive consolidations, mergers, sales or transfers.

     (g) All calculations under this Section 22.3 shall be made to the fifth decimal place, and no adjustment to any Warrant Factor shall be required unless such adjustment (plus any adjustments not previously made by reason of this subsection (g)) would require an adjustment of at least 0.00001 to such Warrant Factor; provided, however, that any adjustments that by reason of this subsection (g) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

     (h) Whenever the Warrant Factors are adjusted as herein provided, SeaChange shall (i) compute the adjusted Warrant Factors in accordance with the provisions of this Section 22.3, and (ii) mail to Comcast a notice stating that the Warrant Factors have been adjusted and setting forth the adjusted Warrant Factors.

22.4 SeaChange shall not, by amendment of its Certificate of Incorporation, through reorganization, consolidation, merger, dissolution or sale of assets, or any other voluntary act, avoid or seek to avoid the observance or performance of any of its obligations under this Section 22.

22.5 Once per 12 month period, SeaChange may, upon reasonable notice to Comcast, instruct an external independent auditor to audit the relevant books and records of Comcast to ensure the accuracy of the number of Committed Subscribers set forth in the certifications provided by Comcast pursuant to Section 22.2. In the event that any such Comcast certification is found to be incorrect as of the date with respect to which it was made, such that warrants covering a greater number of Warrant Shares were issued to Comcast than were actually earned, Comcast agrees to (i) pay the reasonable expenses of the independent auditor, and, at SeaChange's option,
     (ii) return to SeaChange for cancellation any such warrants to the extent of any unearned Warrant Shares, and, to the extent such warrants have been exercised with respect to such unearned Warrant Shares, sell to SeaChange at the exercise price, adjusted for any stock dividends or other distribution on the Common Stock of SeaChange, the number of Warrant Shares received by Comcast, adjusted for any such stock dividends or other distribution on the Common Stock of SeaChange and including any rights, options or warrants issued in respect thereof, as a result of the exercise of such warrants with respect to such unearned Warrant Shares.

22.6 In addition, at Comcast's option and to the extent that Comcast has not earned the maximum number of Warrant Shares underlying all Incentive Warrants issuable hereunder, Comcast may elect to (a) place on or before January 31, 2004 one or more noncancelable Orders for Equipment to be deployed (or in the process of being deployed) by it on or before June 30, 2004, (b) make a nonrefundable payment of 100% of the amount payable with respect to such Order(s) on or before January 31, 2004 and (c) submit to SeaChange on or before January 31, 2004 a good faith estimate of the number of Committed Subscribers with respect to which such Equipment so ordered will be deployed (or in the process of being deployed) on or before June 30, 2004, in which event SeaChange shall promptly, but in no event more than five Business Days after January 31, 2004, issue to the Holder an additional Incentive Warrant to purchase a number of Warrant Shares equal to the Warrant Number calculated in the manner described in the succeeding sentence, which additional Incentive Warrant shall have a per share exercise price equal to the average of the Current Market Prices of the Common Stock for the fifteen consecutive Trading Days ending on January 31, 2004, or, if such date is not a Trading Day, then ending on the last Trading Day immediately prior to such date. For purposes of this Section 22.6, the Warrant Number shall be calculated assuming that December 31, 2003 is the applicable Determination Date and the number of Committed Subscribers as of such Determination Date shall include the number of Committed Subscribers estimated in good faith by Comcast with respect to which the Equipment so ordered will be deployed (or in the process of being deployed).

22.7 For the purpose of this Section 22, the following terms shall have the following meanings:

     (a) "Business Day" shall mean any day except a Saturday, Sunday or any day on which banking institutions are authorized or required to close in the city of New York, New York.

     (b) "Committed Subscriber" shall mean a basic Comcast subscriber served by a two-way digital headend on which SeaChange's VOD Equipment is deployed, including any such subscriber who was served by a two-way digital headend on which SeaChange's VOD Equipment was deployed by Comcast as of the date on which such headend (and, therefore, such subscriber) was sold, traded or otherwise transferred by Comcast to another entity, but excluding any such subscriber who was served by a two-way digital headend on which SeaChange's VOD Equipment was deployed by another entity as of the date on which such headend (and, therefore, such subscriber) was sold, traded or otherwise transferred by such other entity to Comcast. "First Tier Committed Subscriber" shall mean each Committed Subscriber in excess of 1,000,000 but less than 2,000,001. "Second Tier Committed Subscriber" shall mean each Committed Subscriber in excess of 2,000,000 but less than 3,000,001. "Third Tier Committed Subscriber" shall mean each Committed Subscriber in excess of 3,000,000 but less than 4,000,001.

     (c) "Current Market Price" shall mean the closing price per share of Common Stock on the earlier of the day in question or the Ex Date (as defined below) with respect to the issuance, payment or distribution, where the closing price for each day shall be the reported last sale price regular way or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case on the New York Stock Exchange or, if the Common Stock is not listed or admitted to trading on such Exchange, on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the Nasdaq National Market System or, if the Common Stock is not listed or admitted to trading on any national securities exchange or quoted on the Nasdaq National Market System, the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange member firm reasonably selected from time to time by the Board of Directors of SeaChange for that purpose.

     (d) The "Determination Dates" shall be June 30, 2001, December 31, 2001, June 30, 2002, December 31, 2002, June 30, 2003 and December 31, 2003.

     (e) "Ex Date" shall mean, with respect to any issuance or distribution, the first date on which the Common Stock trades regular way on the applicable securities exchange or in the applicable securities market without the right to receive such issuance or distribution.

     (f) "Trading Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday other than any day on which the Common Stock is not traded on the applicable securities exchange or in the applicable securities market.

     (g) "Warrant Factors" shall mean the First Tier Warrant Factor, the Second Tier Warrant Factor and the Third Tier Warrant Factor. The "First Tier Warrant Factor" shall equal 0.1, the "Second Tier Warrant Factor" shall equal 0.15 and the "Third Tier Warrant Factor" shall equal 0.2, each subject to adjustment as described in Section 22.3.

     (h) The "Warrant Number" for each Determination Date shall equal the sum of (i) the product obtained by multiplying the First Tier Warrant Factor by the difference between (A) the total number of First Tier Committed Subscribers as of such Determination Date minus (B) the highest number (as adjusted based upon the results of any audit conducted pursuant to Section 22.5) of First Tier Committed Subscribers counted on any previous Determination Date (provided that in no event shall the difference between (A) and (B) be less than zero), plus (ii) the product obtained by multiplying the Second Tier Warrant Factor by the difference between (A) the total number of Second Tier Committed Subscribers as of such Determination Date minus
          (B) the highest number (as adjusted based upon the results of any audit conducted pursuant to Section 22.5) of Second Tier Committed Subscribers counted on any previous Determination Date (provided that in no event shall the difference between (A) and (B) be less than zero), plus (iii) the product obtained by multiplying the Third Tier Warrant Factor by the difference between (A) the total number of Third Tier Committed Subscribers as of such Determination Date minus (B) the highest number (as adjusted based upon the results of any audit conducted pursuant to Section 22.5) of Third Tier Committed Subscribers counted on any previous Determination Date (provided that in no event shall the difference between (A) and (B) be less than zero); provided, however, that in the event that the Warrant Number for any Determination Date (other than the last Determination Date) would not be a whole number, the Warrant Number shall be rounded down to the nearest whole number and the number of Committed Subscribers, or portions thereof, not counted towards the Warrant Number as a result of such rounding shall be counted on the next Determination Date. Applying the foregoing formula and based upon the initial Warrant Factors, which are subject to adjustment as described in
          Section 22.3, the maximum number of Warrant Shares underlying all Incentive Warrants issuable hereunder is 450,000 shares (100,000 shares with respect to the First Tier Committed Subscribers, 150,000 shares with respect to the Second Tier

          Committed Subscribers and 200,000 shares with respect to the Third Tier Committed Subscribers).

23.  PUBLIC ANNOUNCEMENT

     SeaChange and Comcast shall agree on the form and content of any public announcement that shall be made concerning this Agreement and the transactions contemplated hereby, and neither SeaChange nor Comcast shall make any such public announcement without the consent of the other, except as required by law.

24.  GENERAL

24.1 Force Majeure.  Neither party shall be liable for delays in performance
     -------------
     arising out of or resulting from causes beyond such party's control. Such causes include, but are not restricted to, acts of God, any government authority, or the public enemy, fires, floods, epidemics, quarantine restrictions, strike, freight embargoes, shortages of materials, unusually severe weather, and default or delay of suppliers. In the event of such delay, the shipping date shall be extended for a period equal to the time lost by reason of the delay.

24.2 Governing Law.  This Agreement shall be governed by the laws of the
     -------------
     Commonwealth of Massachusetts, without regard to its conflict of laws rules, except that the United Nations Convention on the International Sale of Goods shall not apply to this Agreement.

24.3 Survival.  In addition to any provision of this Agreement which by its
     --------
     nature is intended to survive expiration or termination of this Agreement, Sections 4, 5, 9, 10, 11, 12, 13, 14 and 15 shall survive the termination or expiration of this Agreement.

24.4 Assignment.  This Agreement and the rights, duties and obligations under
     ----------
     this Agreement may not be assigned in whole or in part without the prior written consent of the other party, which shall not be unreasonably withheld, provided, however, that either party may assign, without the written consent of the other party, all or any part of this Agreement to any subsidiary or affiliate of such party or a purchaser of substantially all of the assets of the such party and such subsidiary, affiliate or purchaser agrees in writing to be bound by all the terms and provisions of this Agreement. Any attempted assignments of any rights, duties or obligations under this Agreement without such required consent shall be null and void. This Agreement shall be binding on each party's respective successors and permitted assigns.

24.5 Independent Contractors.  Comcast and SeaChange are independent
     -----------------------
     contractors and have no power, right or authority to bind the other party or to assume or to create an obligation or responsibility, express or implied, on behalf of the other party. Nothing in this Agreement shall be construed as creating a partnership relationship between Comcast and SeaChange or as creating the relationships of employer and employee, master and servant, or principal and agent between the parties hereto.

24.6 Waiver and Severability..  Any failure or delay by either party in
     -----------------------
     exercising any right or remedy provided by or relating to this Agreement in one or many instances does not constitute a waiver and shall not prohibit that party from exercising such right or remedy at a later time within applicable statute of limitations or from exercising any right or remedy otherwise available. If any provision of this Agreement is deemed invalid by a court of competent jurisdiction, it shall, to that extent only, be deemed omitted from this Agreement.

24.7 Notice.  Any notice required or permitted by this Agreement shall be in
     ------
     writing and shall be hand delivered, or sent by prepaid registered or certified mail, return receipt requested (if available), or sent by pre-paid courier service, in each case addressed to the other party at the address shown at the beginning of this Agreement or at such address for which such party gives notice hereunder. Copies of all notices to Comcast shall be sent to the attention of Comcast's General Counsel at the same address. Delivery shall be deemed completed upon receipt or refusal to accept such notice.

24.8 Entire Agreement.  This Agreement, including all of its referenced
     ----------------
     Attachments, constitutes the entire agreement between the parties with respect to its subject matter. It supersedes any terms or conditions contained on Comcast's purchase order, sales acknowledgment or invoice. It also supersedes all previous oral or written communications between the parties regarding the sale or license of the Products. Except as otherwise provided herein, this Agreement may not be modified except by a written document signed by an authorized representative of the party against whom enforcement is sought.

For SeaChange International, Inc.:       For Comcast Cable Communications
                                         of Pennsylvania, Inc.:
Signature: /s/ William L. Fiedler        Signature: /s/ Mark E. Hess
          --------------------------               ---------------------------
Name: William L. Fiedler                 Name: Mark E. Hess
     -------------------------------          --------------------------------
Title: Vice President                    Title: Vice President of Digital
      ------------------------------           -------------------------------
                                                 Television
                                                 -----------------------------

The following exhibits and schedules thereto have been omitted in accordance with Rule 601(B)(2) of Regulation S-K:

Attachment A:   SeaChange's List Price
Attachment B:   Standard Installation and Testing Procedures
Attachment C:   Standard Maintenance Agreement
Attachment D:   Functional Specifications of SeaChange VOD System
Attachment E:   Form of Incentive Warrant
Attachment F:   Registration Rights Agreement, dated as of December 1, 2000, by and among SeaChange, Comcast SC Investment, Inc. and Comcast
                Cable SC Investment, Inc.

The Company will furnish supplementally a copy of any omitted exhibit or schedule to the Securities and Exchange Commission (the "Commission") upon the Commission's request; provided, however that the Company may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedule or exhibit so furnished.